Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 1998 appearing on page 32 of Santa Fe Energy Resources, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
September 18, 1998